SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported)
                                September 8, 2000

                                 TELIGENT, INC.
             (Exact name of Registrant as specified in its Charter)

   Delaware                   000-23387                              54-18665620
(State or other              (Commission                           (IRS Employer
jurisdiction of               File No.)                           Identification
incorporation)                Number)                                     NO.)


              8065 Leesburg Pike, Suite 400, Vienna, Virginia           22182
               (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (703) 762-5100

                                       N/A

          (Former name or former address, if changed since last Report)

ITEM 5. OTHER EVENTS.

On September 8, 2000, Teligent, Inc. announced that John C. Wright, a partner in the Washington office of Ernst & Young, would be its new Chief Financial Officer. Mr. Wright, 52, is a 29-year Ernst & Young veteran who has extensive experience in mergers and acquisitions, international tax and finance, securities and regulatory matters. For the past two years Mr. Wright has served as the senior Ernst & Young partner managing the firm's relationship with Teligent. Cindy Tallent was acting Chief Financial Officer at Teligent. She remains with the company as Senior Vice President and Controller.

James V. Continenza was appointed Senior Vice President for Operations Strategy. Prior to joining Teligent, Mr. Continenza had been president and chief executive officer of Lucent Technologies Product Finance. At Teligent, Mr. Continenza will work with the senior management team to improve operations processes and help the company become more efficient and effective in serving customers.

The press release also announced that Kirby G. "Buddy" Pickle resigned as President and Chief Operating Officer of Teligent, effective September 8, 2000, to become the chief executive officer of a fiber optic telecommunications company. Alex Mandl, Teligent's Chairman and CEO, will assume responsibility for Teligent's operations in addition to maintaining his responsibilities as CEO and Chairman of the Board. Prior to joining Teligent, Mr. Mandl was the president of AT&T Corp.

THE  FOREGOING  INFORMATION  DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN
ITS  ENTIRETY BY  REFERENCE  TO THE PRESS  RELEASE  ATTACHED TO THIS FORM 8-K AS
EXHIBIT 99.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits:
    Exhibit 99 - Press Release dated September 8, 2000

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   TELIGENT, INC.

Date: September 8, 2000                            By: /s/ Laurence E. Harris
                                                           ------------------
                                                           Laurence E. Harris
                                                           Senior Vice President
                                                           and General Counsel

                                  EXHIBIT INDEX

EXHIBIT NO.         Description

   99               Press Release dated September 8, 2000